Exhibit 99.1

Sky Quarry Restarts Nevada's Only Crude Oil Refinery

Nevada air permit secured and facility work completed at Eagle Springs

WOODS CROSS, Utah / September 24, 2026 / Sky Quarry Inc. (NASDAQ: SKYQ) ("Sky Quarry" or the "Company"), an energy infrastructure company focused on domestic refining and resource development, today announced that it has received an air permit from the Nevada Division of Environmental Protection and has restarted operations at its Eagle Springs Refinery near Ely, Nevada. The refinery is operated by the Company's wholly owned subsidiary, Foreland Refining Corporation.

In preparation for the restart, Sky Quarry completed approximately $300,000 in repairs and upgrades identified through a TAR360 assessment commissioned in 2025. Eagle Springs has a stated nameplate capacity of approximately 5,000 barrels of crude oil per day. The Company has approximately 15,000 barrels of crude oil inventory on hand and expects additional supply as operations progress.

"Receiving this permit and restarting Nevada's only crude oil refinery is a major step for Sky Quarry," said Marcus Laun, Interim Chief Executive Officer of Sky Quarry. "Nevada has relied on fuel refined elsewhere for too long. Our job now is to ramp Eagle Springs toward its full operating potential and make Nevada-refined products a more meaningful part of the region's supply."

Sky Quarry presented at a Nevada Fuel Resiliency Committee meeting earlier in 2026 and intends to remain engaged as the state considers fuel supply and infrastructure initiatives.

As previously announced, the Company also supports proposed initiatives to expand oil exploration and production in Nevada.

The U.S. Geological Survey estimates that federal lands in Nevada contain approximately 1.4 billion barrels of undiscovered, technically recoverable oil resources. If more Nevada crude comes to market, Eagle Springs could refine suitable barrels in-state and grow with Nevada's oil industry.

Separately, Sky Quarry continues discussions regarding its previously announced farm-in opportunity at PR Spring and potential collaboration involving its 7-megawatt power generation capacity. The Company expects to provide updates as those discussions progress.

About Sky Quarry Inc.

Sky Quarry Inc. is an energy infrastructure company focused on domestic refining and resource development. Through its wholly owned subsidiary, Foreland Refining Corporation, the Company operates the Eagle Springs Refinery near Ely, Nevada, which produces diesel, vacuum gas oil, naphtha and liquid paving asphalt. Sky Quarry is also developing its PR Spring facility in Utah to recover hydrocarbons and other marketable materials from waste asphalt shingles and oil-bearing resources.

For more information, visit Sky Quarry's corporate website at https://skyquarry.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "expect," "anticipate," "believe," "intend," "plan," "will," "may," "should," "estimate," "potential," "project," "continue," and similar expressions, or the negative of such terms. These forward-looking statements include, but are not limited to, statements regarding the refinery's operating ramp-up, the availability of crude oil feedstock, the Company's ability to sustain operations, nameplate capacity, regional refining capacity and market demand, and potential Nevada oil development and PR Spring opportunities. These forward-looking statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those described in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: risks related to the Company's ability to ramp up and sustain refinery operations; fluctuations in crude oil prices, refined product prices, and refining margins; the Company's ability to obtain adequate supplies of crude oil feedstock at competitive prices; regional competition from other refineries and fuel suppliers; changes in demand for refined products in the Western United States; the Company's ability to attract and retain customers; risks associated with the operation of refining facilities, including equipment failures, unplanned downtime, and regulatory compliance requirements; the Company's ability to manage costs and maintain operational efficiency; the availability and cost of labor, equipment, and materials; changes in environmental, health, safety, or other regulations affecting the refining industry; the Company's ability to maintain adequate liquidity and working capital to support operations; general economic conditions, including inflation, interest rates, and recessionary pressures; and other factors described in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements contained in this press release are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Relations Contact

Sky Quarry Inc. Email: ir@skyquarry.com